SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – January 29, 2007

FIRST HORIZON NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE		38103
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)                        On January 29, 2007, the Board of Directors of the registrant accepted J. Kenneth Glass’s tender of retirement from the positions of Chairman of the Board, Chief Executive Officer, and President of the registrant and its bank subsidiary First Tennessee Bank National Association (the “Bank”), effective immediately. His status as an executive officer of the registrant ended with his retirement from those positions, and he is no longer a member of the Board’s Credit Policy and Executive Committee. Mr. Glass will remain an employee with the registrant until April 17, 2007, when he will retire completely. Mr. Glass will remain a director of the registrant until the registrant’s 2007 annual meeting of shareholders, which is scheduled for April 17, 2007, at which time he will retire from the Board.

Also on January 29, 2007, Gerald L. Baker ceased to hold the title of Chief Operating Officer of the registrant and the Bank when the Board elected him to the positions of Chief Executive Officer and President, as described in item 5.02(c) below. In his new positions Mr. Baker will perform the functions of the registrant’s principal operating officer as well as its principal executive officer.

(c)                        On January 29, 2007, the Board of Directors of the registrant elected Gerald L. Baker, age 63, to the positions of Chief Executive Officer and President of the registrant and the Bank, effective immediately. Mr. Baker has been employed by the registrant or its subsidiaries for longer than the past five years. From November 2005 to January 29, 2007, Mr. Baker was Chief Operating Officer of the registrant and the Bank. Prior to November 2005, Mr. Baker was Executive Vice President of the registrant and the Bank and President – First Horizon Financial Services; and prior to January 2006, Mr. Baker was President – Mortgage Banking and President and Chief Executive Officer of First Horizon Home Loan Corporation.

Mr. Baker participates in the registrant’s compensation plans and programs for executive officers. Additional information concerning Mr. Baker’s participation is provided in the following previously-filed materials, all of which are incorporated into this item by reference to the extent that they refer to Mr. Baker or to all executive officers (whether or not named) generally:

1)

The following sections of the registrant’s proxy statement for the 2006 annual meeting of shareholders: “Executive Compensation” on pages 32-37; and “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” on pages 37-38.

2)	Item 1.01 of the registrant’s Current Report on Form 8-K dated February 14, 2006.
3)	Item 1.01 of the registrant’s Current Report on Form 8-K dated April 18, 2006.
4)	The section of Item 1.01 of the registrant’s Current Report on Form 8-K dated October 18, 2006 captioned “Tax Withholding Feature related to Restricted Stock.”
5)	Item 5.02(e) of the registrant’s Current Report on Form 8-K dated December 19, 2006.
6)

Item 5.02(e) of the registrant’s Current Report on Form 8-K dated January 16, 2007. On the date of this report, Mr. Baker has not executed the new form of Change in Control Severance Agreement described in the January 16, 2007 Current Report.

The Board of Directors approved certain changes to Mr. Baker’s compensation in connection with his election, as described in item 5.02(e) below.

The Bank and its subsidiaries have entered into lending transactions in the ordinary course of business with the registrant’s executive officers, directors, nominees, and their associates, and they expect to have such transactions in the future. Such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features. From time to time, the Bank and its broker-dealer subsidiaries may sell securities either as agent or as principal to, and the bank and its subsidiaries have other banking transactions (including deposit accounts and loan-related interest rate swaps) with, the registrant’s executive officers and directors and their associates in the ordinary course of business on terms substantially similar to those available to members of the general public. The registrant’s executive officers and directors do not derive any special benefits from such transactions.

(d)                        On January 29, 2007, the Board of Directors of the registrant elected Gerald L. Baker to the Board of the registrant and the Bank, effective immediately. Mr. Baker was placed in Class I of the Board, and was appointed to the Board’s Credit Policy and Executive Committee. Mr. Baker will stand for election to the Board of the registrant by the shareholders at the April 2007 annual meeting.

Mr. Baker is an officer of the registrant, and so will not participate in any compensation plans, programs, or arrangements available to non-employee directors. Information concerning the registrant’s loan and related transaction practices with directors, executive officers, and others, and information concerning Mr. Baker’s compensation arrangements with the registrant (none of which pertain to his election to the Board), is provided in item 5.02(c) above.

(e)                        On January 29, 2007, the Board of Directors of the registrant took certain actions affecting or relating to compensatory or other arrangements with Messrs Glass and Baker, both of whom are executive officers named in the registrant’s 2006 proxy statement in relation to 2005 (“2005 NEOs”).

Changes affecting Mr. Glass:

•	Mr. Glass’s current annual cash salary will continue until his retirement on April 17, 2007.
•

Mr. Glass will remain with the company in a transition role until his retirement and will work closely with the Chairman of the Board and Mr. Baker. Mr. Glass also will serve as a consultant to the company from his retirement until December 31, 2007. The registrant will pay him a total of $600,000 for that consulting service.

•

Mr. Glass’s outstanding equity awards are not changed, except for one award granted in 2003 in connection with a promotion (“Special Award”). Mr. Glass’s Special Award is 50,000 shares of restricted stock granted in 2003. Those shares were scheduled to vest 50% later this year, in 2007, and 50% in 2009. The Board determined that a pro-rata portion of the 2007 tranche will vest at retirement, consisting of 23,750 shares, and the remainder of the Special Award will be forfeited at retirement.

•

For purposes of the registrant’s pension and pension restoration plans, Mr. Glass will be treated at retirement as if he were age 65, and benefit payments will commence in 2008. Mr. Glass will be age 60 at retirement. At retirement Mr. Glass will have 33 years of credited service under those plans; those years were not adjusted by the Board. Without the age adjustment, Mr. Glass would have qualified at retirement for a combined annual pension benefit under those plans of approximately $327,450. With the age adjustment and payments beginning in 2008, Mr. Glass’s benefit is expected to increase by approximately $118,025 per year.

•	For purposes of registrant’s Directors and Executives Deferred Compensation Plan (“D&E Plan”), Mr. Glass will be treated at retirement as if he were age 65. The D&E Plan has not accepted new deferrals since 1995, but certain of the 2005 NEOs have old accounts, including Mr. Glass. Under the D&E Plan, early retirement (before age 65) would have subjected Mr. Glass to the risk of a re-calculation of his account balance in such a way that the balance could have been reduced to zero. Because of the Board’s actions, Mr. Glass’s account will not be re-calculated as a result of his early retirement. Mr. Glass’s account balance at January 1, 2007 was $771,177; no change in the balance is expected as of his retirement date since interest accrues annually. The D&E Plan currently pays ordinary interest on accounts at 13% per annum. That interest rate, within the context of the entire Plan, has been established at a level intended to provide both retention and long-term non-compete incentives, and is expected to continue to provide a non-compete incentive for Mr. Glass. Under the Plan, Mr. Glass’s account is required to be distributed in monthly installments beginning in January 2012 over a period of 15 years.

Changes affecting Mr. Baker:

•	Mr. Baker’s annual cash salary will increase to $800,000, effective January 29, 2007.
•

Mr. Baker’s annual cash bonus target and equity incentive targets for 2007 will be commensurate with his new positions, taking his new salary into account. In 2007 those targets are expected to be 125% of salary for cash bonus, and 325% of salary for equity incentives, for the Chief Executive Officer. The Compensation Committee of the Board determines bonus and equity incentive targets for executives, including the Chief Executive Officer, under the plans and programs of the registrant; final targets for 2007 have not yet been established. Bonus and most equity incentives are expected to be performance-based; for that and other reasons, actual values realized by participants often vary substantially from target levels.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) Amendment to Bylaws

(1)     On January 29, 2007, the registrant’s Board of Directors amended ARTICLE THREE, Section 3.2 of the registrant’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.2.

(2)     The amendment increased the size of the registrant’s Board of Directors from eleven to twelve persons until the 2007 meeting of the shareholders, at which time the size will decrease to eleven. The increase takes effect following the Board’s election of Mr. Baker to the Board, as described in Item 5.02(d).

ITEM 8.01.	OTHER EVENTS

On January 29, 2007, the Board of Directors of the registrant elected director Michael D. Rose to the position of Chairman of the Board of the registrant and the Bank, effective immediately. Mr. Rose also became an executive officer of the registrant at that time. Mr. Rose was appointed to chair the Board’s Credit Policy and Executive Committee and has ceased to be a member of the Board’s Nominating and Corporate Governance Committee. Mr. Rose’s annual salary was set at $400,000 and he will be eligible to participate in compensation plans and programs generally available to executive employees. Mr. Rose no longer will be eligible for compensation as a non-employee director; however, previously-granted equity awards were not affected by his change in status. In recognition of his new responsibilities, the registrant anticipates that the Compensation Committee of the Board will consider making an equity-based award to Mr. Rose under the registrant’s shareholder-approved 2003 Equity Compensation Plan.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits
The following exhibits are filed herewith:

Exhibit #	Description
3.2	Bylaws of the registrant, as amended and restated January 29, 2007

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02(e) will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: February 2, 2007	By:	/s/ Marlin L. Mosby III
Name: Marlin L. Mosby III Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description
3.2	Bylaws of the registrant, as amended and restated January 29, 2007

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02(e) will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.